March 28, 2001

Great Southern Bancorp, Inc.
Great Southern Capital Trust I
1451 East Battlefield Road
Springfield, Missouri  65804

Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 9th floor
St. Louis, Missouri  63102

Dain Rauscher Wessels
60 South Sixth Street, 18th Floor
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

      We are acting as special tax counsel to Great Southern Bancorp, Inc. (the "Company") and Great Southern Capital Trust I (the "Issuer") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Issuer with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act") the Issuer's Trust Preferred Securities, the Company's Subordinated Debentures, and the Company's Guarantee with respect to the Trust Preferred Securities.

      Based on the current United States federal income tax law and the representations of the Company set forth in a letter from the Company to us dated March 28, 2001, we are of the opinion that the statements under the caption "Federal Income Tax Consequences" in the Prospectus included in the Registration Statement, insofar as such statements constitute summaries of federal income tax law, fairly summarize the matters referred to therein. In addition, the statements therein regarding the opinion of this firm are accurate and we hereby confirm to you our opinion set forth therein.

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Great Southern Bancorp, Inc.
Stifel, Nicholaus & Company, Incorporated
Dain Rauscher Wessels
March 28, 2001
Page 2


      We hereby consent to the use of our name under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended.

                                    Very truly yours,

                                    /s/ Silver, Freedman & Taff, L.L.P.

                                    SILVER, FREEDMAN & TAFF, L.L.P.